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                                                                    EXHIBIT 99.2



                                  NEWS RELEASE
[ACUITYBRANDS LOGO]                                  Acuity Brands, Inc.
                                                     1170 Peachtree Street, NE
                                                     Suite 2400
                                                     Atlanta, GA 30309

                                                     Tel:  404 853 1400
                                                     Fax: 404 853 1430

                                                     AcuityBrands.com

COMPANY CONTACT:
DAN SMITH
ACUITY BRANDS, INC.
(404) 853-1423


                   ACUITY BRANDS ANNOUNCES ANNUAL MEETING DATE


ATLANTA, October 5, 2005 - Acuity Brands (NYSE:AYI) announced that it will hold its Annual Meeting of Stockholders at 1:00 p.m. ET on Thursday, January 12, 2006, in the Ballroom of the Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia. The quarterly meeting of the Company's Board of Directors will also take place that day.

Acuity Brands, Inc., with fiscal year 2005 net sales of approximately $2.2 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world's leading providers of lighting fixtures and includes brands such as Lithonia Lighting(R), Holophane(R), Peerless(R), Hydrel(R), American Electric Lighting(R), and Gotham(R). Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep(R), Zep Commercial(TM), Enforcer(R), and Selig(TM). Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,000 people and has operations throughout North America and in Europe and Asia.